NEWS RELEASE

EVEREST RE GROUP, LTD.

Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts:

Media: Dane Lopes                                                                             Investors: Jon Levenson

Group Head of Marketing & Communications                                       Head of Investor Relations

Everest Global Services, Inc.                                                                 Everest Global Services, Inc.

203.388.3977                                                                                       908.604.3169

Everest Re Group Reports First Quarter 2020 Results

HAMILTON, Bermuda--(BUSINESS WIRE – May 6, 2020)

 Everest Re Group, Ltd. (“Everest” or the “Company”) today reported that for the three months ended March 31, 2020, net income was $16.6 million, or $0.41 per diluted common share, compared to net income of $354.6 million, or $8.67 per diluted common share, for the three months ended March 31, 2019. After-tax operating income¹ for the quarter was $164.4 million, or $4.03 per diluted common share, compared to after-tax operating income¹ of $282.4 million, or $6.91 per diluted common share, for the same period in 2019.

“Our thoughts and sympathies go out to all those directly affected by the coronavirus.  We would like to offer our sincere gratitude and thanks to those on the front lines who are putting themselves at risk to keep everyone safe. Additionally, we’d like to share our tremendous appreciation to all of those who are working hard to keep the supply chains going,” said Juan C. Andrade, President and Chief Executive Officer. “Everest continues to do its part by successfully operating remotely to serve all of our customers and stakeholders without interruption. Our diversified global platform with its broad mix of products, distribution and geography is an important source of stable capacity to our broker partners and customers.  Our capital position remains a source of strength, with high quality invested assets, significant liquidity and low financial leverage. Our well-diversified investment portfolio is resilient, and we have taken additional steps to reposition it by moving up in credit quality and further reducing equity exposure.

Above all it is the ingenuity, perseverance and dedication of our employees during these unique times that allows us to operate our business without interruption. Despite the impacts of the pandemic, Everest remains profitable and resilient with a strong capital base.”

“Turning to the Company’s results, Everest wrote nearly $2.6 billion in gross written premiums for the quarter, an increase of 21% as compared to a year ago. Our Reinsurance segment grew 16% while the Insurance segment was up 33%.  These results continue to demonstrate the value of the Everest franchise to our broker partners and customers.

Our combined ratio for the quarter was 98.6%, which includes $150 million in net pre-tax IBNR losses related to the Covid-19 pandemic (91.2% combined ratio excluding these losses). The IBNR loss is attributed $110 million to Reinsurance and $40 million to Insurance.  Excluding catastrophe and pandemic IBNR, the underlying combined ratio was 89.9%, 87.7% for Reinsurance and 95.6% for Insurance, highlighting the underlying strength and sustainable profitability of the franchise.”

Operating highlights for the first quarter of 2020 included the following:

  The combined ratio was 98.6% for the first quarter of 2020 compared with 88.7% for the first quarter of 2019. Excluding the impacts of catastrophe losses, reinstatement premiums, and the 7.4% impact of Covid-19 pandemic the comparable combined ratios are 89.9% for the first quarter of 2020 and 87.4% for the first quarter of 2019. The increase in these comparable combined ratios is primarily attributable to the continued business mix shift toward more pro-rata business in Reinsurance.
  Catastrophe losses, net of reinsurance and reinstatement premiums, amounted to $30.0 million in the quarter, related to losses from Australian wildfires, Australian East Coast storms and the Nashville, U.S. tornadoes.
  Cash flow from operations was $506.0 million for the quarter compared to $459.8 million for 2019.
  Net income of $16.6 million included a $31.0 million tax benefit from the CARES Act, which extended the carry back period for tax losses.
  Net investment income of $147.8 million for the quarter including limited partnership income of $21.6 million.  Note that net investment income from limited partnerships is generally subject to a reporting lag averaging one quarter.
  Net after-tax realized losses amounted to $172.4 million for the quarter, while net after-tax unrealized losses were $248.0 million for the quarter.  Since the end of the quarter, the unrealized loss position has substantially recovered.
  Shareholders’ equity at quarter end was $8.6 billion vs. $9.1 billion at year end 2019.
  The Company paid $63.3 million in common share dividends.
  Everest repurchased 970,892 shares at an average cost of $206.00 per share, for a total repurchase of $200.0 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 0.4 million shares available.
  Book value per share declined 4.1% during the quarter, to $214.59 at March 31, 2020 compared to $223.85 at December 31, 2019.

Note that beginning with this quarter’s results, the Company’s operations as detailed in the Financial Supplement will be presented as two (2) segments, Reinsurance and Insurance, in line with how management views results.  The former three (3) reinsurance sub-segments of US Reinsurance, Bermuda (reinsurance) and International (reinsurance) are now part of the overall Reinsurance segment.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest Re Group, Ltd.

Everest Re Group, Ltd. (“Everest”) is a leading global provider of reinsurance and insurance, operating for close to 50 years through subsidiaries in the U.S., Europe, Singapore, Canada, Bermuda and other territories.

Everest offers property, casualty, and specialty products through its various operating affiliates located in key markets around the world.

Everest common stock (NYSE:RE) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestre.com. All issuing companies may not do business in all jurisdictions.

A conference call discussing the first quarter results will be held at 10:30 a.m. Eastern Time on May 7, 2020. The call will be available on the Internet through the Company’s web site at everestre.com/investors  or at www.streetevents.com.

Additional information about Everest, our people, and our products can be found on our website at www.everestre.com. All issuing companies may not do business in all jurisdictions.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results.  The supplemental information is located at www.everestre.com  in the “Financial Reports” section of the “Investor Center”.  The supplemental financial information may also be obtained by contacting the Company directly.

_______________________________________________

1 The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) and after-tax net foreign exchange income (expense) as the following reconciliation displays:

	Three Months Ended March 31,

(Dollars in thousands, except per share amounts)	2020		2019

	(unaudited)

		Per Diluted		Per Diluted
		Common		Common
	Amount	Share	Amount	Share

Net income (loss)	$16,612	$0.41	$354,551	$8.67
After-tax net realized capital gains (losses)	(172,364)	(4.22)	73,905	1.81
After-tax net foreign exchange income (expense)	24,604	0.60	(1,722)	(0.04)

After-tax operating income (loss)	$164,372	$4.03	$282,368	$6.91

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) and foreign exchange income (expense) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) and net foreign exchange income (expense) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2020	2019
	(unaudited)
REVENUES:
Premiums earned	$2,036,814	$1,732,697
Net investment income	147,800	140,976
Net realized capital gains (losses):
Credit allowances on fixed maturity securities	(21,774)	-
Other-than-temporary impairments on fixed maturity securities	-	(2,933)
Other net realized capital gains (losses)	(188,814)	95,165
Total net realized capital gains (losses)	(210,588)	92,232
Net derivative gain (loss)	(15,373)	3,231
Other income (expense)	23,363	(3,300)
Total revenues	1,982,016	1,965,836

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	1,430,840	1,048,550
Commission, brokerage, taxes and fees	448,522	389,474
Other underwriting expenses	128,860	98,985
Corporate expenses	9,833	6,652
Interest, fees and bond issue cost amortization expense	7,583	7,631
Total claims and expenses	2,025,638	1,551,292

INCOME (LOSS) BEFORE TAXES	(43,622)	414,544
Income tax expense (benefit)	(60,234)	59,993

NET INCOME (LOSS)	$16,612	$354,551

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(279,398)	233,065
Reclassification adjustment for realized losses (gains) included in net income (loss)	31,399	(1,822)
Total URA(D) on securities arising during the period	(247,999)	231,243

Foreign currency translation adjustments	(50,824)	14,052

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	920	1,151
Total benefit plan net gain (loss) for the period	920	1,151
Total other comprehensive income (loss), net of tax	(297,903)	246,446

COMPREHENSIVE INCOME (LOSS)	$(281,291)	$600,997

EARNINGS PER COMMON SHARE:
Basic	$0.41	$8.70
Diluted	0.41	8.67

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2020	2019
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$16,545,895	$16,824,944
(amortized cost: 2020, $16,493,187; 2019, $16,473,491, credit allowances: 2020, $21,774; 2019, $0)
Fixed maturities - available for sale, at fair value	4,703	5,826
Equity securities, at fair value	722,851	931,457
Short-term investments (cost: 2020, $441,707; 2019, $414,639)	441,722	414,706
Other invested assets (cost: 2020, $1,803,785; 2019, $1,763,531)	1,803,785	1,763,531
Cash	817,626	808,036
Total investments and cash	20,336,582	20,748,500
Accrued investment income	117,791	116,804
Premiums receivable	2,340,392	2,259,088
Reinsurance receivables	1,808,601	1,763,471
Funds held by reinsureds	515,076	489,901
Deferred acquisition costs	603,735	581,863
Prepaid reinsurance premiums	438,308	445,716
Income taxes	406,413	305,711
Other assets	655,740	612,997
TOTAL ASSETS	$27,222,638	$27,324,051

LIABILITIES:
Reserve for losses and loss adjustment expenses	13,820,504	13,611,313
Future policy benefit reserve	41,677	42,592
Unearned premium reserve	3,176,292	3,056,735
Funds held under reinsurance treaties	9,163	10,668
Other net payable to reinsurers	369,385	291,660
Losses in course of payment	50,510	51,950
Senior notes due 6/1/2044	397,104	397,074
Long term notes due 5/1/2067	235,083	236,758
Revolving credit borrowings	50,000	-
Accrued interest on debt and borrowings	7,589	2,878
Equity index put option liability	20,958	5,584
Unsettled securities payable	77,042	30,650
Other liabilities	386,387	453,264
Total liabilities	18,641,694	18,191,126

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2020) 69,624
and (2019) 69,464 outstanding before treasury shares	696	694
Additional paid-in capital	2,216,479	2,219,660
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of ($5,682) at 2020 and $30,996 at 2019	(269,751)	28,152
Treasury shares, at cost; 29,636 shares (2020) and 28,665 shares (2019)	(3,622,172)	(3,422,152)
Retained earnings	10,255,692	10,306,571
Total shareholders' equity	8,580,944	9,132,925
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$27,222,638	$27,324,051

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(Dollars in thousands)	2020	2019
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$16,612	$354,551
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(119,548)	(168,377)
Decrease (increase) in funds held by reinsureds, net	(28,973)	9,353
Decrease (increase) in reinsurance receivables	(130,593)	34,556
Decrease (increase) in income taxes	(65,114)	91,856
Decrease (increase) in prepaid reinsurance premiums	(10,572)	(11,677)
Increase (decrease) in reserve for losses and loss adjustment expenses	406,257	58,073
Increase (decrease) in future policy benefit reserve	(915)	103
Increase (decrease) in unearned premiums	158,744	135,157
Increase (decrease) in other net payable to reinsurers	95,555	63,326
Increase (decrease) in losses in course of payment	(1,422)	(66,714)
Change in equity adjustments in limited partnerships	(8,512)	(8,079)
Distribution of limited partnership income	11,108	14,799
Change in other assets and liabilities, net	(45,259)	30,152
Non-cash compensation expense	9,393	9,056
Amortization of bond premium (accrual of bond discount)	8,640	5,899
Net realized capital (gains) losses	210,588	(92,232)
Net cash provided by (used in) operating activities	505,989	459,802

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	656,070	460,537
Proceeds from fixed maturities sold - available for sale, at market value	501,953	1,798,226
Proceeds from equity securities sold, at fair value	112,841	69,500
Distributions from other invested assets	104,085	54,692
Cost of fixed maturities acquired - available for sale, at market value	(1,359,281)	(2,249,663)
Cost of equity securities acquired, at fair value	(76,513)	(146,435)
Cost of other invested assets acquired	(152,269)	(115,028)
Net change in short-term investments	(27,882)	(354,388)
Net change in unsettled securities transactions	(17,185)	49,809
Net cash provided by (used in) investing activities	(258,181)	(432,750)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period for share-based compensation, net of expense	(12,573)	(8,288)
Purchase of treasury shares	(200,020)	(16,153)
Dividends paid to shareholders	(63,277)	(57,137)
Proceeds from revolving credit borrowings	50,000	-
Cost of debt repurchase	(1,198)	-
Cost of shares withheld on settlements of share-based compensation awards	(13,982)	(11,443)
Net cash provided by (used in) financing activities	(241,050)	(93,021)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	2,832	(6,152)

Net increase (decrease) in cash	9,590	(72,121)
Cash, beginning of period	808,036	656,095
Cash, end of period	$817,626	$583,974

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$4,920	$(90,846)
Interest paid	2,817	3,154